SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or
15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):
September 19, 2005 (September 13, 2005)

EQUITEX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12374	84-0905189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7315 East Peakview Avenue
Englewood, Colorado 80111
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(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (303) 796-8940

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(Former name or former address, if changed since last report.)

Item 1.01    Entry Into A Material Definitive Agreement.

(a)    Agreement with Hydrogen Power, Inc.

On September 13, 2005, Equitex, Inc. (“Equitex or the “Registrant”) entered into an Agreement and Plan of Merger and Reorganization (the “Agreement”) by and among the Registrant, EI Acquisition Corp., a newly formed subsidiary of the Registrant (“Merger Sub”), and Hydrogen Power, Inc. (“HPI”), through which (i) Merger Sub will merge with and into HPI, and (ii) HPI will be the surviving corporation to the merger and will become a wholly owned subsidiary of the Registrant.

Pursuant to the Agreement, Equitex shall issue to the stockholders of HPI at closing of the merger shares of its common stock in an amount equal to an aggregate of approximately 29% of Equitex’s common stock outstanding on such date, on a post-closing basis. Equitex shall also issue to the stockholders of HPI certain shares of its to-be-designated Series L Preferred Stock (the “Preferred Stock”). The Preferred Stock shall be convertible into common stock of the Registrant in three tranches, on the 180th, 270th and 360th day following closing of the merger, respectively; each tranche shall be convertible into 40% of the Registrant’s common stock outstanding on the respective date of conversion. The conversion of the Preferred Stock will be subject to the achievement by HPI of certain performance benchmarks, including HPI’s use of its hydrogen technology to develop prototype generators, with marketable value, for various micro and portable power applications and for various macro power applications such as fuel cells and internal combustion engines. The successful achievement of these benchmarks, and thus the conversion of the Preferred Stock, shall be determined by Equitex in its sole discretion.

After closing of the merger, the officers and directors of HPI will remain in their respective positions, with Equitex having the option to appoint one additional HPI director. HPI shall have the option to appoint one additional Equitex director.

As part of the agreement, Equitex agreed to loan to HPI an aggregate of $3,000,000, $1,000,000 of which was previously advanced in July 2005. Equitex also agreed to use the proceeds from the sale of certain of its assets, if any, and from the exercise, if any, of existing Equitex warrants toward the development and exploitation of HPI’s technology.

The closing of the merger is subject to the fulfillment of customary conditions, including receipt of shareholder approval from the stockholders of Equitex.

The Agreement, a form of Note and the Security Agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

The definitive Agreement was a deviation from an Agreement in Principle dated July 6, 2005 by and between HPI and the Registration, pursuant to which the Registrant was to acquire a license to exploit HPI’s intellectual property in certain territories. The material terms of the Agreement in Principle was disclosed by Registrant on a Current Report filed on Form 8-K on July 12, 2005.

(b)    Agreement with Pandora Partners, L.P.

The disclosures set forth in Item 3.02 are hereby incorporated by reference to this Item 1.01.

Item 3.02    Unregistered Sales of Equity Securities.

On September 15, 2005, the Registrant entered into a purchase agreement (the “Purchase Agreement”) with Pandora Select Partners, L.P. (“Pandora”) and Whitebox Hedged High Yield Partners, L.P. (“WHHY”), pursuant to which the Registrant borrowed an aggregate of $1,500,000 from Pandora and WHHY (the “Loan”). In consideration of the Loan, the Registrant issued two 10% Secured Convertible Promissory Notes (the “Notes”), one in favor of Pandora in the principal amount of $900,000 and the other in favor of WHHY in the principal amount of $600,000. The Notes are payable with interest only through December 15, 2005, at which time Equitex will be required to pay the remaining principal and interest in equal installments over 21 months. The principal balance on each of the Notes, together with accrued interest thereon, is convertible at the option of the respective payee at a conversion rate of $5.50, subject to certain adjustments. The Registrant has the option to pay the Notes in its common stock at a price per share equal to 85% of the average of the Registrant’s closing bid prices for the 20 consecutive trading days immediately prior to the payment date. Additionally, the Registrant has the option to convert the remaining balance under the Notes upon the occurrence of certain events. The number of shares of the Registrant’s common stock to be issued under the Notes, together with common stock issued upon exercise of the Warrants (as hereinafter defined) are subject to certain limitations.

In connection with the financing, Equitex paid a 3% origination fee, agreed to reimburse Pandora and WHHY up to an aggregate of $20,000 in non-accountable expenses, and issued five-year warrants for the purchase of an aggregate of 125,000 shares of Equitex common stock at an exercise price of $6.00 per share to such lenders (the “Warrants”).

The Registrant also entered into a registration rights agreement (the “Registration Rights Agreement”) with Pandora and WHHY, pursuant to which the Registrant agreed to file a registration statement relating to the resale of the common stock to be issued upon conversion of the Notes, upon payment of the Notes and upon the exercise of the Warrants within 90 days of the closing of the transaction.

The Registrant borrowed $1,500,000 from Pandora and WHHY pursuant to a similar loan transaction on March 8, 2004 (the “Prior Loan”). The agreements related to the Prior Loan are attached as exhibits to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003 and filed on April 14, 2004. As additional consideration for the Loan, the Registrant agreed to amend the terms of the security agreement dated March 8, 2004 which Registrant, Pandora and WHHY entered into relating to the Prior Loan. As amended, the security agreement grants a security interest to Pandora and WHHY on certain of Registrant’s assets to secure performance of the Purchase Agreement, Registration Agreement and certain other related agreements, in addition to certain of the Registrant’s obligations pursuant to the Prior Loan. Pursuant to the amended security agreement and a stock pledge agreement, the Registrant also pledged to Pandora and WHHY certain of its shares of common stock of FastFunds Financial Corporation. Pursuant to the transaction, Henry Fong, an officer and director of the Registrant, provided a guaranty of the Registrant’s obligations under the Purchase Agreement, the Notes and the related agreements.

Equitex offered and sold the Notes and Warrants in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), for offers and sales of securities that do not involve a public offering. Neither the Notes nor the Warrants, or the common stock underlying the Notes and Warrants, may resold in the United States absent registration or an applicable exemption from registration requirements.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(a)	Exhibits

10.1	Agreement and Plan of Merger and Reorganization by and among Equitex, Inc., EI Acquisition Corp. and Hydrogen Power, Inc. dated September 13, 2005.

10.2	Form of Note.

10.3	Form of Security Agreement.

99.1	Press Release dated September 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITEX, INC.

Date: September 19, 2005	By:	/s/ Thomas B. Olson
Thomas B. Olson, Secretary